UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A--CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 31, 2008

INTEGRATIVE HEALTH TECHNOLOGIES, INC.

(FKA Senticore, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

814-0069
(Commission File Number)

11-3504866

(I.R.S. Employer Identification No.)

4940 Broadway, Suite 201

San Antonio, TX 78209
(Address of Principal Executive Offices, including Zip Code)

(210) 824.4416
(Registrant's Telephone Number, Including Area Code)

ITEM 5.03 Amendment to Articles of Incorporation

This Current Report on Form 8-K is filed by Integrative Health Technologies, Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

The Company has not issued any shares since the current management team was installed in July 2006 and has no plans to issue any additional shares in the near future. Therefore, with the recommendation of the Board of Directors and approval by a majority (97.1%) of shareholders at its annual shareholders’ meeting on December 15, 2008, the Company amended its articles of incorporation to reduce the number of authorized shares from 220 million to 50 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATIVE HEALTH TECHNOLOGIES, INC.
By /s/ Gilbert R. Kaats, Ph.D.

Gilbert R. Kaats, Ph.D.

Chairman, President and Chief Executive Officer
Date: December 31, 2008.